CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-203855 on Form N-4 of our report dated April 1, 2021, relating to the financial statements and financial highlights of the Variable Annuity-8 Series Account of Great-West Life & Annuity Insurance Company of New York, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 23, 2021

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-203855 on Form N-4 of our report dated April 1, 2021, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company of New York, appearing in the Statement of Additional Information, which is part of such registration statement. We also consent to the references to us as experts under the heading “Independent Auditor” in the Prospectus and in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 23, 2021